Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts: RF Industries, Ltd. Peter Yin SVP/ CFO (858) 549-6340 rfi@rfindustries.com	MKR Investor Relations Todd Kehrli Analyst/ Investor Contact (213) 277-5550 rfil@mkr-group.com

RF Industries Reports Sequential Sales Growth of 11% in Second Quarter of Fiscal 2021; Reiterates Guidance for Year-Over-Year Growth in Full-Year 2021 Revenue

SAN DIEGO, CA, June 14, 2021 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced its financial results for the second quarter of fiscal 2021 ended April 30, 2021. As noted below, these financial results include the impact of forgiveness of approximately $2.8 million in loans from the Paycheck Protection Program (“PPP”) and $2.6 million in Employee Retention Tax Credits (“ERC”) recognized in the second quarter.

Second Quarter Fiscal 2021 Highlights and Operating Results:

●	Net sales increased 11% sequentially to $11.1 million.
●	Backlog of $15.6 million at April 30, 2021 on second quarter bookings of $19.6 million. As of today, backlog stands at $22.8 million.
●	Gross profit margin was 43%, which includes the impact of the ERC received during the quarter. Excluding the impact of the ERC, gross profit margin was 27%, up from 26% in the preceding first quarter.
●	Net income was $4.8 million, or $0.48 per diluted share, which includes the impact of the ERC and forgiveness from the PPP.
●	Operating income was $42,000, which excludes the impact of the ERC and PPP, up from an operating loss of $589,000 in the preceding first quarter.
●	Non-GAAP net income was $5.0 million, or $0.49 per diluted share, which includes the impact of ERC and forgiveness from the PPP.
●	Adjusted EBITDA was $355,000, which excludes the impact of the ERC and the forgiveness from the PPP.
●	Cash and cash equivalents were $14.8 million.

Robert Dawson, President and CEO of RF Industries, commented:

“We are pleased to report sequential growth in both sales and profits in the second quarter. We are also starting to see signs of recovery in the wireless carrier ecosystem spend, as reflected in the sizeable orders we have recently received for our Optiflex hybrid fiber solution that brought our current backlog to the highest level in the Company’s history. We expect the carrier market spend to continue to recover and grow, and we see increasing opportunities to expand further into this market with our complete product offering. Our industrial OEM customers and distribution partners are returning to more normalized levels and we anticipate sales expansion in both segments. Looking ahead, we expect to achieve sequential sales growth in the current fiscal third quarter, and continue to expect a return to year-over-year revenue growth this year.”

Conference Call and Webcast

RF Industries will host a conference call and live webcast today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss its second quarter fiscal 2021. To access the conference call, dial 877-407-8031 (US and Canada) or 201-689-8031(International) and ask for the RF Industries second quarter call. In addition, a live and archived webcast of the conference call will be accessible on the investor relations section of the Company’s website at www.rfindustries.com. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the call and will remain available for two weeks. To access the phone replay, dial 877-481-4010 (US and Canada) or 919-882-2331 (International). The replay conference ID is 41537.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut and North Kingstown, Rhode Island. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including the return of delayed project-based business and the Company’s long-term growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related costs and expenses, and severance. For Adjusted EBITDA we also exclude depreciation, amortization, and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

# # #

(tables attached)

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$11,057	$10,390	$21,059	$22,804
Cost of sales	6,287	7,804	13,683	16,965

Gross profit	4,770	2,586	7,376	5,839

Operating expenses:
Engineering	202	528	633	1,124
Selling and general	1,884	2,246	4,647	4,902
Total operating expenses	2,086	2,774	5,280	6,026

Operating income (loss)	2,684	(188)	2,096	(187)

Other income	2,809	7	2,800	18

Income (loss) before provision (benefit) for income taxes	5,493	(181)	4,896	(169)
Provision (benefit) for income taxes	648	3	454	(11)

Net income (loss)	$4,845	$(184)	$4,442	$(158)

Earnings (loss) per share - Basic	$0.49	$(0.02)	$0.45	$(0.02)
Earnings (loss) per share - Diluted	$0.48	$(0.02)	$0.44	$(0.02)

Weighted average shares outstanding:
Basic	9,963,291	9,704,880	9,927,776	9,633,935
Diluted	10,129,472	9,704,880	10,096,916	9,633,935

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	Apr. 31,	Oct. 31,
	2021	2020
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,762	$15,797
Trade accounts receivable, net	6,364	5,669
Inventories, net	9,574	8,586
Other current assets	3,637	813
TOTAL CURRENT ASSETS	34,337	30,865

Property and equipment, net	814	810
Operating right of use asset, net	976	1,421
Goodwill	2,467	2,467
Amortizable intangible assets, net	2,929	3,181
Non-amortizable intangible assets	1,174	1,174
Deferred tax assets	-	834
Other assets	70	70
TOTAL ASSETS	$42,767	$40,822

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,236	$1,475
Accrued expenses	3,240	2,573
Current portion of PPP loans	-	1,699
Current portion of operating lease liabilities	691	874
Income taxes payable	-	43
TOTAL CURRENT LIABILITIES	5,167	6,664

Deferred tax liabilities	2	-
Operating lease liabilities	358	635
PPP loans	-	1,089
Other long-term liabilities	-	370
TOTAL LIABILITIES	5,527	8,758

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, authorized 20,000,000 shares of $0.01 par value; 10,001,056 and 9,814,118 shares issued and outstanding at April 30, 2021 and October 31, 2020, respectively	100	98
Additional paid-in capital	23,678	22,946
Retained earnings	13,462	9,020
TOTAL STOCKHOLDERS' EQUITY	37,240	32,064

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,767	$40,822

RF INDUSTRIES, LTD. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
Net income (loss)	$4,845	$(184)	$4,442	$(158)
Stock-based compensation expense	137	97	260	283
Acquisition-related costs	-	14	-	42
Non-GAAP net income (loss)	$4,982	$(73)	$4,702	$167

Non-GAAP net income (loss) per share:
Basic	$0.50	$(0.01)	$0.47	$0.02
Diluted	$0.49	$(0.01)	$0.47	$0.02

Weighted average shares outstanding
Basic	9,963	9,705	9,928	9,634
Diluted	10,129	9,705	10,097	9,881

RF INDUSTRIES, LTD. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
Net income (loss)	$4,845	$(184)	$4,442	$(158)
Stock-based compensation expense	137	97	260	283
Acquisition-related costs	-	14	-	42
Amortization expense	95	173	252	346
Depreciation expense	82	80	162	162
Other income *	(2,809)	(7)	(2,800)	(18)
Employee retention credit	(2,643)	-	(2,643)	-
Provision (benefit) from income taxes	648	3	454	(11)
Adjusted EBITDA	$355	$176	$127	$646

* In the three and six months ended April 30, 2021, other income consists of the $2.8M PPP Loans that were forgiven.